Exhibit 21

ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2011

1.	Arrow Electronics, Inc. a New York corporation

2.	Arrow Electronics Canada Ltd., a Canadian corporation

a.	Richardson RFPD Canada, Inc., a Canadian corporation

3.	Schuylkill Metals of Plant City, Inc., a Delaware corporation (dormant)

4.	Arrow Electronics International, Inc., a Delaware corporation (old FSC)

5.	Hi-Tech Ad, Inc., a New York corporation (dormant)

6.	Arrow Enterprise Computing Solutions, Inc., a Delaware corporation

a.	Arrow ECS Canada Ltd., a Canadian company

b.	Shared Solutions and Services, Inc., a Delaware company

i.	S3 Managed Services, LLC, a Delaware company

ii.	S3 Dedicated Services, LLC, a Delaware company

iii.	STI Communications of Canada Inc., a Canadian company

iv.	STI LayerX, Inc., a Delaware company

v.	S3 Telecom, Inc., a Minnesota company

1.	Cross Professional Services LLC, a Minnesota company

7.	Arrow Electronics Funding Corporation, a Delaware corporation

8.	Arrow Electronics Real Estate Inc., a New York corporation

9.	Arrow Electronics (U.K.), Inc., a Delaware corporation

a.	Arrow Electronics (Sweden) KB, a Swedish partnership (98% owned)

b.	Arrow Electronics South Africa, LLP (1% owned), a South African limited partnership

c.	Arrow Holdings (Delaware) LLC, a Delaware company

i.	Arrow International Holdings L.P., a Cayman company (1% owned)

d.	Arrow International Holdings L.P., a Cayman company (99% owned)

i.	Arrow Electronics International Holdings, LLC, a Delaware company

1.	Arrow Electronics Holdings Vagyonkezelo, Kft, a Hungarian company (35.7% owned)

ii.	Arrow Electronics B.V., a Netherlands company (75% owned)

iii.	Arrow Electronics Holdings Vagyonkezelo, Kft, a Hungarian company (64.3% owned)

1.	Arrow Electronics Europe, LLC, a Delaware company

2.	Arrow Electronics B.V., a Netherlands company (25% owned)

3.	Arrow Electronics EMEASA S.r.l., an Italian company

a.	ARW Electronics, Ltd., an Israeli company

i.	Arrow/Rapac, Ltd., an Israeli company

1.	Richardson RFPD Israel Ltd., an Israeli company

b.	Arrow Electronics Services S.r.l., an Italian company

i.	B.V. Arrow Electronics, DLC, a Netherlands
company (34.35% owned)

c.	B.V. Arrow Electronics DLC, a Netherlands company (65.65% owned)

i.	Arrow Electronics GmbH & Co. KG, a German
partnership

1.	Arrow Electronics (Jersey) Ltd, a Jersey company

a.	Arrow Electronics UK Holding Ltd., a UK

Exhibit 21

company

i.	Arrow Electronics (UK) Ltd., a
UK company

a)	Arrow Electronics, Ltd., a UK company (dormant)

b)	Richardson RFPD UK Ltd., a UK company

ii.	Arrow Northern Europe Ltd., a
UK company (dormant)

iii.	Multichip Ltd., a UK company

a)	Microtronica Ltd., a UK company

2.	Arrow Central Europe GmbH, a German company

a.	Silverstar S.r.l., an Italian company (95% owned)

i.	Arrow Electronics d.o.o., a
Slovenian company

ii.	Arrow Elektronik Ticaret, A.S.,
a Turkish company

iii.	Arrow Electronics Hellas S.A.,
a Greek company

iv.	Arrow Electronice S.R.L., a
Romanian company

v.	Arrow France, S.A., a French
company

a)	Richardson RFPD France SAS, a French company

vi.	Arrow Iberia Electronica,
S.L.U., a Spanish company

a)	Arrow Iberia Electronica Lda., a Portugal company

b)	Richardson RFPD Spain SL, a Spanish company

vii.	Richardson RFPD Italy Srl, an
Italian company

3.	Arrow Electronics Danish Holdings ApS, a Danish company

a.	Arrow Electronics Norwegian Holdings AS, a Norwegian company

i.	Arrow Electronics Estonia OU,
an Estonian company

ii.	Jacob Hatteland Electronic II
AS, a Norwegian company

iii.	Arrow Finland OY, a Finnish
company

iv.	Arrow Denmark, ApS, a
Danish company

v.	Arrow Components Sweden
AB, a Swedish company

a)	Arrow Nordic Components AB,

Exhibit 21

a Swedish company

b)	Richardson RFPD Sweden AB

vi.	Arrow Norway A/S, a
Norwegian company

4.	Arrow Electronics Russ OOO, a Russian company (99% owned)

5.	Industrade AG, a Swiss company

6.	Arrow Electronics Hungary Kereskedelmi Bt, a Hungarian company (99% owned)

7.	Spoerle Hungary Kereskedelmi Kft, a Hungarian company

a.	Arrow Electronics Hungary Kereskedelmi Bt, a Hungarian company (1% owned)

8.	Arrow Electronics Czech Republic s.r.o., a Czech company

9.	Arrow Electronics Poland Sp.z.o.o., a Polish company

10.	Spoerle Eastern Europe GmbH, a German company

a.	Arrow Electronics Ukraine, LLC, a Ukrainian company

b.	Arrow Electronics Russ OOO, a Russian company(1% owned)

c.	Arrow Electronics Slovakia s.r.o., a Slovakian company (0.9% owned)

11.	Arrow Electronics Slovakia s.r.o , a Slovakian company (99.1% owned)

12.	Power and Signal Group GmbH, a German company

13.	Arrow ECS Central GmbH, a German company

a.	Arrow ECS GmbH, a German company

i.	LWP GmbH, a German
company

b.	Arrow ECS Sp.z.o.o., a Polish company

i.	Arrow ECS Services Sp.z.o.o.,
a Polish company (99.2%
owned)

c.	Arrow ECS Kft., a Hungarian company

d.	Arrow ECS a.s., a Czech company

e.	Arrow ECS s.r.o., a Slovakian company

f.	Arrow ECS Internet Security AG, an Austrian company

g.	Arrow ECS d.o.o., a Croatian company

h.	Arrow ECS d.o.o., a Serbian company

i.	Arrow Enterprise Computing Solutions Ltd., a UK company

i.	Arrow ECS UK Ltd., a UK
company (dormant)

ii.	Sphinx Group Limited (UK), a
UK company

1.	Broomco (4184) Limited (UK), a

Exhibit 21

UK company
a. Sphinx CST Limited (UK), a UK company
i. Sphinx CST Networks Limited (UK), a UK company (dormant)
ii. Sphinx Professional Services Limited (UK), a UK company (dormant)

iii.	Centia Group Ltd. (UK), a UK
company
1. Centia Ltd. (UK), a UK company

j.	Arrow ECS d.o.o., a Slovenian company

14.	Arrow ECS, SAS, a French company

a.	Finovia SAS, a French company

b.	Asplenium SA, a French company

c.	Arrow ECS Support Center, Ltd., an Israeli company

d.	Arrow ECS Ltd., an Israeli company

e.	Arrow ECS SARL, a Moroccan company

f.	Arrow ECS B.V., a Netherlands company

g.	Arrow ECS SA NV, a Belgian company

h.	Logix Polska Sp. z.o.o., a Polish company

i.	Arrow ECS Nordic A/S, a Danish company

i.	Arrow ECS Norway AS, a
Norwegian company

ii.	Arrow ECS Denmark A/S
1. IPVista A/S, a Danish company

iii.	Arrow ECS Sweden AB, a
Swedish company

iv.	Arrow ECS Finland OY, a
Finnish company

v.	Arrow ECS Baltic OU, an
Estonian company

j.	Diasa Infomatica, a Spanish company

k.	ARW Portugal LDA, a Portuguese company

15.	Richardson RFPD Germany GmbH, a German company

16.	Richardson RFPD Netherlands BV, a Netherlands company

ii.	Arrow Electronics (Sweden) KB, a Swedish
partnership (2% owned)

iii.	Silverstar S.r.l., an Italian company (5% owned)

iv.	Verwaltungsgesellschaft Arrow Electronics GmbH, a
German company

v.	Flection Group B.V., a Netherlands company

1.	Flection Belgium BVBA, a Belgian company

2.	Flection Czech Republic SRO, a Czech company

3.	Flection Germany GmbH, a German company

Exhibit 21

4.	Flection France SAS, a French company

5.	Flection Netherlands B.V., a Netherlands company

6.	Flection United Kingdom Ltd, a U.K. company

7.	Flection South Africa Pty Ltd., a South African company

10.	Arrow Electronics South Africa LLP (99% owned), a South African limited partnership

11.	Arrow Altech Holdings (Pty) Ltd. (50.1% owned), a South African company

a.	Arrow Altech Distribution (Pty) Ltd., a South African company

b.	Erf 211 Hughes (Pty) Limited, a South African company

12.	Arrow Brasil S.A., a Brazilian company

a.	Elko C.E., S.A., an Argentinean company (3% owned)

b.	Richardson RFPD Productos de Informatica, Ltda., a Brazilian company

13.	Elko C.E., S.A., an Argentinean company (97% owned)

14.	Eurocomponentes, S.A., an Argentinean company (dormant)

15.	Macom, S.A., an Argentinean company (dormant)

16.	Compania de Semiconductores y Componentes, S.A., an Argentinean company (dormant)

17.	Components Agent (Cayman) Limited, a Cayman Islands company

a.	Arrow/Components (Agent) Ltd., a Hong Kong company

i.	Arrow Electronics (China) Trading Co. Ltd., a Chinese company

b.	Arrow Electronics China Ltd., a Hong Kong company

i.	Arrow Electronics (Shanghai) Co. Ltd., a Chinese company

ii.	Arrow Electronics (Shenzhen) Co. Ltd., a Chinese company

iii.	Arrow Electronics Distribution (Shanghai) Co. Ltd., a Chinese company

c.	Arrow Electronics Asia Limited, a Hong Kong company

d.	Arrow Electronics (S) Pte Ltd, a Singapore company

e.	Intex-semi Ltd., a Hong Kong company

f.	Arrow Electronics Asia (S) Pte Ltd., a Singapore company

i.	Arrow Electronics (Thailand) Limited, a Thailand company

ii.	Achieva Components PTE Ltd., a Singapore company

1.	Achieva Components Sdn Bhd, a Malaysian company

2.	Achieva Components (India) Private Limited, a Singapore company

3.	Achieva Components China Ltd., a Hong Kong company

a.	Achieva Components Int'l Trading (Shanghai) Co. Ltd., a Chinese company

4.	Achieva Components (Taiwan) Ltd., a Taiwan company

iii.	Achieva Electronics PTE Ltd., a Singapore company

1.	Achieva Electronics Sdn Bhd, a Malaysian company

2.	New Tech Electronics Pte. Ltd., a Singapore company

iv.	Richardson RFPD Singapore, a Singapore company

1.	ETEQ Components PTE Ltd., a Singapore company

g.	Arrow Electronics India Ltd., a Hong Kong company

h.	Arrow Asia Pac Ltd., a Hong Kong company

i.	Components Agent Asia Holdings, Ltd., a Mauritius company

i.	Arrow Electronics India Private Limited, an Indian company

j.	Arrow Electronics ANZ Holdings Pty Ltd., an Australian company

i.	Arrow Electronics Holdings Pty Ltd., an Australian company

1.	Arrow Electronics Australia Pty Ltd., an Australian company

a.	Richardson RFPD Australia Pty. Ltd., an Australian company

ii.	Arrow Components (NZ), a New Zealand Company

Exhibit 21

k.	Arrow Electronics Labuan Pte Ltd., a Malaysian company

i.	Arrow Electronics Korea Limited, a South Korean company

1.	Excel Tech, Inc., a South Korean company

2.	Richardson RFPD Korea Ltd., a Korean company

l.	Arrow Components (M) Sdn Bhd, a Malaysian company

i.	Richardson RFPD (Malaysia) Sdn Bhd, a Malaysian company

m.	Arrow Electronics Taiwan Ltd., a Taiwanese company

i.	Lite-On Korea, Ltd., a South Korean company (51.42% owned)

ii.	TLW Electronics, Ltd., a Hong Kong company

1.	Lite-On Korea, Ltd., a South Korean company (48.58% owned)

iii.	Richardson RFPD Taiwan, a Taiwanese company

iv.	Ultra Source Technology Corp., a Taiwanese company

1.	Channel Ware Corp., a Taiwanese company

n.	Richardson RFPD Hong Kong, a Hong Kong company

i.	Richardson RFPD Electronics Trading (Shanghai) Co. Ltd., a Chinese
company

o.	Arrow SEED (Hong Kong) Limited, a Hong Kong company

i.	Arrow (Shanghai) Trading Co. Ltd., a Chinese company

ii.	Beijing Arrow SEED Technology Co. Ltd., a Chinese company

18.	Arrow Asia Distribution Limited, a Hong Kong company

19.	Arrow Electronics (CI) Ltd., a Cayman Islands company

a.	Arrow Electronics Japan GK, a Japanese company

i.	Universe Electron Corporation, a Japanese company

ii.	Richardson RFPD Japan KK, a Japanese company

iii.	Arrow Chip One Stop Holdings GK, a Japanese company

1.	Chip One Stop, Inc., a Japanese company

a.	Chip One Stop International Pte Ltd., a Singapore company

b.	Marubun/Arrow Asia Ltd., a British Virgin Islands company (50% owned)

i.	Marubun/Arrow (HK) Limited, a Hong Kong company

1.	Marubun/Arrow (Shanghai) Co., Ltd., a Chinese company

ii.	Marubun/Arrow (S) Pte Ltd., a Singapore company

1.	Marubun/Arrow (Thailand) Co., Ltd., a Thailand company

2.	Marubun/Arrow (Philippines) Inc., a Filipino company

3.	Marubun/Arrow (M) Sdn. Bhd (Malaysia), a Malaysian company

20.	Marubun/Arrow USA, LLC, a Delaware limited liability company (50% owned)

21.	Arrow Electronics Mexico, S. de R.L. de C.V., a Mexican company

22.	Dicopel, Inc., a U.S. company

a.	Arrow Components Chile Limitada, a Chilean company

23.	Arrow Components Mexico S.A. de C.V., a Mexican company

24.	Wyle Electronics de Mexico S de R.L. de C.V., a Mexican company (dormant)

25.	Wyle Electronics Caribbean Corp., a Puerto Rican company (dormant)

26.	Marubun Corporation, a Japanese company (8.38% owned)

a.	Marubun USA Corporation, a California corporation

i.	Marubun/Arrow USA, LLC, a Delaware limited liability company (50%
owned)

27.	WPG Holding Co., Ltd., a Taiwanese company (2.0% owned)

28.	A.E. Petsche Company, Inc., a Texas corporation

a.	Petsche Mexico, LLC, a U.S. company

i.	A.E. Petsche Company S De RL, a Mexican partnership (1% owned)

Exhibit 21

b.	A.E. Petsche Company S De RL, a Mexican partnership (99% owned)

c.	A.E. Petsche SAS, a French company

i.	Pansystem S.r.l., an Italian company

ii.	A.E. Petsche UK Ltd., a U.K. company

29.	A.E. Petsche Belgium BVBA, a Belgian company

30.	A.E. Petsche Canada, Inc., a Canadian company

31.	PCG Parent Corp., a Delaware corporation

a.	PCG Trading, LLC, a Delaware company

i.	Converge Asia Pte, Ltd., a Singapore company

ii.	Converge (Shanghai) International Trading Co., Ltd., a Chinese company

iii.	Converge France SAS, a French company

iv.	Converge Netherlands BV, a Netherlands company

v.	Converge Scandinavia AB, a Swedish company

vi.	Converge Electronics Trading (India) Private Limited, an Indian company
(50.5% owned)

b.	Arrow-Intechra LLC, a Delaware corporation

c.	Converge Electronics Trading (India) Private Limited, an Indian company (49.5% owned)

32.	Eshel Technology Group, Inc., a California corporation

33.	Transim Technology Corporation, a California corporation

34.	Richardson RFPD, Inc., a Delaware corporation

35.	Nu Horizons Electronics Corp., a Delaware corporation

a.	NIC Components Corp., a New York corporation

b.	Nu Horizons International Corp., a New York corporation

c.	NUHC Inc., a Canadian corporation

d.	NIC Components Asia PTE LTD, a Singapore company

e.	Titan Supply Chain Services Corp., a New York corporation

f.	Titan Supply Chain Services PTE LTD, a Singapore company

g.	Nu Horizons Electronics Services Mexico S.A. De C.V., a Mexican company

h.	Nu Horizons Electronics Mexico S.A. de C.V., a Mexican company

i.	Nu Horizons Electronics AS, a Danish company

j.	Nu Horizons Electronics Asia PTE LTD, a Singapore company

i.	Nu Horizons Electronics Pty Ltd, an Australian company

ii.	Nu Horizons Electronics NZ Limited, a New Zealand company

iii.	Nu Horizons Electronics Hong Kong Ltd., a Hong Kong company

1.	Nu Horizons Electronics (Shanghai) Co. Ltd., a Chinese company

iv.	NUH Electronics India Private Limited, an Indian company

v.	Nu Horizons Electronics Malaysia SDN BHD, a Malaysian company

k.	NuXchange B2B Services, Inc., a Delaware corporation

l.	Razor Electronics, Inc., a New York corporation

m.	Titan Supply Chain Services Limited, a UK company

n.	NIC Components Europe Limited, a UK company

o.	NIC Eurotech Limited, a UK company

p.	Nu Horizons Electronics Europe Limited, a UK company (dormant)

i.	Nu Horizons Electronics Limited, a UK company (dormant)

q.	Razor Electronics Asia PTE LTD, a Singapore company